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                                                                    Exhibit 4.50

   FOURTH AMENDMENT TO CONTRACT ON PROCUREMENT OF TELKOM-2 SATELLITE NO.K.TEL
                  27/HK.920/UTA-00/2005, DATED 21 FEBRUARY 2005

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
Parties:                1.  TELKOM; and

                        2.  Orbital Sciences Corporation ("CONTRACTOR").

Preceding Agreements:   1.  Main agreement - No.K.TEL.191/HK.810/UTA-00/2002
                            dated 24 October 2002;

                        2.  Amendment No. 1 - No.K.TEL.260/HK.820/UTA-00/2003
                            dated 15 December 2003;

                        3.  Amendment No. 2 - No.K.TEL.66/HK.920/UTA-00/2004
                            dated 31 March 2004;

                        4.  Amendment No. 3 - No.Tel.248/HK.930/UTA-00/2004
                            dated 29 October 2004.

Amended Provisions:     1.  The parties agree to amend the contract price and
                            payment, the fixed price for TELKOM-2 Satellite and the price for personnel training;

                        2. The parties agree to amend technical provisions on the training and internship program;

                        3. The parties agree to amend the milestone schedule payment. The parties also agree to amend the cumulative payment for milestone number 16.
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